EXHIBIT 10.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into May 20, 2005, effective as of May 7, 2005, by and between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office at 4410 Arapahoe Avenue, Suite 200, Boulder, CO 80303 and ADVANCED ENERGY INDUSTRIES, INC. (“Borrower”), whose address is 1625 Sharp Point Drive, Fort Collins, CO 80525.

1. DESCRIPTION OF EXISTING AGREEMENT. Among other Obligations, which may be owing by Borrower to Bank, Borrower is or may become indebted to Bank pursuant to, among other documents, a Loan and Security Agreement dated May 10, 2002, as it may be amended from time to time (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS. Bank hereby agrees to modify the Loan Agreement as follows:

      Section 13.1 entitled “Definitions” is hereby amended to change the definition of “Revolving Maturity Date” to read:

“Revolving Maturity Date” is July 7, 2005.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE AND EXPENSES. Borrower shall pay to Bank a fee in the amount of Four Hundred Twenty and No/100 Dollars ($420.00) (the “Loan Fee”) plus all of Bank’s reasonable out-of-pocket expenses in connection with this Loan Modification Agreement.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon receipt by Bank of the Loan Fee and a fully executed counterpart hereof.

      This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

ADVANCED ENERGY INDUSTRIES, INC.		SILICON VALLEY BANK

By:	/s/ Michael El-Hillow	By:	/s/ Mike Devery

Name:	Michael El-Hillow	Name:	Mike Devery

Title:	Executive V.P. and CFO	Title:	SVP

SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	Advanced Energy Industries, Inc.

LOAN OFFICER:	Mike Devery

DATE:	May ___, 2005

	Documentation Fee		___.00

	Loan Fee		420.00

	TOTAL FEE DUE	$	___.00

Please indicate the method of payment:

{ }	A check for the total amount is attached.

{ }	Debit DDA # ________for the total amount.

{ }	Loan proceeds

Borrower                                        (Date)

Silicon Valley Bank                        (Date)
Account Officer’s Signature